UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2026

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 16, 2026, UWM Holdings Corporation (“UWMC”) announced it has engaged Okapi Partners LLC (“Okapi”) to provide strategic advice to UWMC and to assist in the solicitation of proxies in connection with the special meeting of Two Harbors Investment Corp. (“Two Harbors”) pursuant to the Agreement and Plan of Merger, dated as of December 17, 2025, by and among Two Harbors, UWM Acquisitions 1, LLC and UWMC (the “TWO Acquisition”). As previously announced, Two Harbors today adjourned its Special Meeting of Stockholders until March 24, 2026 at 11:00 am in order to provide additional time for stockholders to vote and to solicit additional proxies to vote in favor of the TWO Acquisition. The TWO Acquisition requires the affirmative vote of the majority of the votes outstanding, and a significant number of stockholders have not yet voted nor submitted proxies. Stockholders who have not yet voted or submitted proxies are encouraged to do so during the additional period now made available to them until the meeting is reconvened.

UWMC will pay Okapi $25,000, plus additional fees and costs upon consummation of the transaction. UWMC has agreed to indemnify Okapi against any loss, damage, expense, liability or claim arising out of such services.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

UWMC has filed with the SEC the Registration Statement that includes a proxy statement of Two Harbors and that also constitutes a prospectus of UWMC. The Registration Statement has been declared effective by the SEC and the Proxy Statement and Prospectus have been delivered to stockholders of Two Harbors. UWMC may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Registration Statement, the Proxy Statement, the Prospectus, or any other document that UWMC may file with the SEC. INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT, THE PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC will be able to obtain copies of the Registration Statement, the Proxy Statement and the Prospectus when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.

PARTICIPANTS IN THE SOLICITATION

UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Two Harbors’ stockholders in respect of the proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 25, 2025, for its 2025 annual meeting of stockholders (the “UWMC 2025 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2025 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2025 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2025 Proxy and are available at the SEC’s website at www.sec.gov.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer

Date: March 16, 2026